UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 —————————— FORM 8-K/A CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported) October 30, 2006

L & L INTERNATIONAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA 000-32505 91-2103949

(State of Incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

130 Andover Park East, Suite 101, Seattle WA 98188

(Address of principal executive office) (Zip Code)

Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A

(Former name or former address if changed since last report)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement -Amendment.

On October 30, 2006, the Registrant, L&L International Holdings, Inc. (“the Company”, “L&L”) purchased 60% of equity interest of a coal consolidating company, KMC (Kunming Biaoyu Industrial Boiler Co., Ltd). KMC is an industrial consolidator and marketer of coals in Yunnan Province, China. KMC is a 10 year old, private company, incorporated in Kunming City, China in 1996. KMC has approximately sixty (60) employees at the date of acquisition. The consideration of the acquisition is US$ 1,578,173, conducted through an exchange of the Company’s common shares valued at US$ 3.25 per share with no cash involved. As a result of China’s lack of energy, the KMC sales have been growing over approx. 40% in recent years. (See Summary of Two Year Historical Statements of Operations of KMC, for the year ended 08/31/2005 and 08/31/2006, below.)

The KMC last year annual sales, prepared in accordance with the general accepted accounting principles of the United States, is approximately $8,831,854 for the past twelve-month ended on August 31, 2006. The most recent monthly sales in September and October of 2006 have also shown approx. 30% increases, based on the monthly sales of August 2006. KMC net profit after tax was approximately $593,972 for the year ended August 31, 2006. Its assets, liabilities and net equity were approximately $3,028,174, $397,886, and $2,630,288 respectively, as of August 31, 2006. See Item 9.01 for the financial statements of the past two years. At present, all the sales of KMC are made in the China markets. Audited financial statements for the past two years will be provided when available.

The total consideration of this acquisition of majority equity ownership of KMC is US$ 1,578,173, computed based on the book value of net equity of KMC of $2,630,288 as of August 31, 2006 (“the date of valuation”) agreed by both parties. The purchase price is to be paid by the Registrant, using additional 485,592 equity common shares valued at US$3.25 each share (“the agreed price” by both parties). The additional L&L common shares are to be issued within 15 days after the execution of the acquisition agreement. See Board Resolution on Exhibit A. After the acquisition, the Registrant intent to raise capital for KMC to expand and consolidate its operations to ensure continuing profits. See Exhibit B for the contract.

After acquisition of KMC’s 60% controlling shares, the Registrant plans to bring in the American accounting, and management know-how to streamline KMC existing operations, to bring the financial transparency, and to inject working capital to further expand KMC sales in China. With proper funding, it is estimated that the KMC sales can increase to US$ 25 millions per year in the future. The Registrant uses KMC as an entry-point into China’s energy industry. L&L is to use its successful business model to introduce US energy related machinery and technology to further expand its sales and presence in the China energy markets. It is expected in the next 10 years, China is to invest estimated US$ 150 Billion on its energy related infrastructure, and machinery, to keep up with its economic growth.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The acquisition executed on October 30, 2006 has significant implications to the financial conditions of the Registrant, as the KMC acquisition materially increases L&L’s assets, liabilities and net equity by approximately $3,028,174, $397,886, and $2,630,288 respectively, as of October 30, 2006 (the date of acquisition). Please be noted that the purchase price of KMC agreed on October 30, 2006 represents the fair value of the carrying or books value of KMC as of August 31, 2006 (the date of evaluation). As the date of acquisition and the date of evaluation is different, the Registrant only included KMC revenue and expenses after the date of KMC acquisition on August 30, 2006. In addition, after acquiring KMC operations, we changed the KMC fiscal year to the fiscal year ended on April 30, in order to be consist with the Registrant’s fiscal year.

The sources of funding used in this acquisition are detailed in the agreement. Please refer to Exhibit B, the acquisition and investment agreement, for more details.

Item 2.02 Results of Operations and Financial Condition.

FORWARD LOOKING STATEMENTS:

The company makes written and oral statements from time to time regarding the business and prospects, such as projections of future performance, statements of management's plans and objectives, forecasts of market trends, and other matters that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Statements containing the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimates," "projects," "believes," "expects," "anticipates," "intends," "target," "goal," "plans," "objective," "should" or similar expressions, identify forward-looking statements, which may appear in documents, reports, filings with the Securities and Exchange Commission, news releases, written or oral presentations made by officers, or other representations made by the company to analysts, stockholders, investors, news organizations and others, and discussions with management and other representatives of the Company. For such statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the private Securities Litigation Reform Act of 1995.

Any forward-looking statement made by or on behalf of the Company speaks only as of the date on which such statement is made. The forward-looking statements are based upon assumptions that are sometimes based upon estimates, data, communications and other information from suppliers, government agencies and other sources that may be subject to revision. Except as required by law, the Company does not undertake any obligation to update or keep current either (i) any forward-looking statement to reflect events or circumstances arising after the date of such statement, or (ii) the important factors that could cause the future results to differ materially from historical results or trends, results anticipated or planned by the company, or which are reflected from time to time in any forward-looking statement which may be made by or on behalf of the Company.

It is estimated with some degree of assurance, that if the acquisition of the new KMC is executed as planned, it would provide additional significant growth for the Registrant in the next few years, based on the assumptions listed below:

(1). The Registrant would provide additional resources, including management skill, and US partner to increase the KMC continuing sales momentum in China.

(2). The Registrant is to identify and introduce US coal excavating machinery companies, to improve the quality of China’s drilling equipment in China.

	Summary of Two Year Historical
	Statements of Operations of KMC
	(Audited )
	For Twelve Months Ended
	8/31/2006	8/31/2005

Sales	$8,831,854	$6,182,298
Cost of Goods Sold	7,859,264	5,552,757

Gross Profit	972,590	629,541
Operating Expenses	378,406	248,203
Tax Provision	212	-

Net Profit	$593,972	$381,338

	Two Year Forecasts (1)
	Of KMC
	For Twelve Months Ended
	8/31/2007	8/31/2008

Sales	$22,500,002	$32,508,000
Cost of Goods Sold	19,820,049	27,631,800

Gross Profit	2,679,953	4,876,200
Operating Expenses	650,901	811,800
Tax Provision	125,231	329,806

Net Profit	$1,903,821	$3,734,594

Note (1): assuming approx. $2 million funding secured after execution of acquisition agreement and other business conditions are favorable. If funding and business environment can not secured, the forecasted sales and profit can not be reached.

Please see the Pro-Forma financial statements at Section 9.

Section 3 – Securities and Trading Markets

N/A

Section 4 – Matters related to Accountants and Financial Statements

N/A

Section 5 – Corporate Governance and Management

N/A

Section 6 – Asset-Backed Securities

N/A

Section 7 - Regulation FD

N/A

Section 8 - Other Events

N/A

Section 9 - Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits.

Financial Statements

The audited financial statements of KMC for the years ended 8/31/2006 and 8/31/2005, was listed below as Exhibit D. In addition, to comply with the US GAAP, Chinese audited financial statements for the 2 years ended 8/31/2006, and 8/31/2005 were adjusted to meet the US GAAP standards and disclosed at Exhibit E. A more recent US audited financial statements of KMC is issued on August 14, 2007 (as an integral part of the financial statements of the Registrant for the year ended on April 30,2007) is filed as Form 10KSB on August 15,2007. Please refer to the Form 10KSB for details.

9.01

Audited Financial Statements of the Business Acquired (see Exhibit D):

KMC
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
BALANCE SHEETS
(Audited)
	As of 8/31/2006	As of 8/31/2005

ASSETS
CURRENT ASSETS:
Cash	$136,446	$171,896
Accounts receivables, net	241,281	36,535
Other receivable, Prepayment and other assets	1,320,746	657,375
Inventory, net	1,311,782	906,739

Total current assets	3,010,255	1,772,545

Fixed asset, net	17,919	21,920

TOTAL ASSETS	3,028,174	1,794,465

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	80,584	289,567
Trade deposit received	271,032	104,690
Tax payable	43,596	(11,844)
Other payable	2,674	99,714

Total current liabilities	397,886	482,127

Total long term liabilities	-	-

TOTAL LIABILITIES	397,886	482,127

STOCKHOLDER'S EQUITY:
Paid-in capital	1,655,250	467,750
Retained Earning	975,038	844,588

Total stockholders' equity	2,630,288	1,312,338

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,028,174	$1,794,465

KMC
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
STATEMENTS OF OPERATIONS
(Audited)
For the years ended 8/31/2006 and 8/31/2005
	8/31/2006	8/31/2005

REVENUE	$8,831,854	$6,182,298
COST OF GOODS SOLD	7,859,264	5,552,757

GROSS PROFIT	972,590	629,541
OPERATING COSTS AND EXPENSES:
General and administrative expenses	315,436	210,279
Finance expense	63,207	37,924
Others	(237)	-

Total operating expenses	378,406	248,203
Tax Provision	212	-

Net Profit	$593,972	$381,338

KMC
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
STATEMENT OF CASH FLOWS
(Audited)
For the years ended 8/31/2006 and 8/31/2005
	8/31/2006	8/31/2005

Cash Flows from Operating Activities
Net income	$593,972	$381,338
Depreciation	4,000	27,983
Accounts receivable	(204,746)	(36,535)
Prepaid and other assets	(663,371)	(402,469)
Inventory	(405,042)	(351,150)
Accounts payable	(208,983)	289,567
Trade Deposits	166,342	(223,790)
Accrued liabilities and other liabilities	(97,041)	99,714
Tax payable	55,440	(11,844)

Net cash (used in)/provided by operating activities	(759,429)	(227,186)

Cash Flows from Investing Activities
Purchase of fixed/intangible assets	-	(44,257)

Net cash (used in)/provided by investing activities	-	(44,257)

Cash Flow from Financing Activities
Capital injection	1,187,500	405,250
Profit distribution	(463,521)	-

Net cash (used in)/provided by financing activities	723,979	405,250

Net Cash Changes for the year	($35,450)	$133,807

Cash, beginning of year	$171,896	$38,089

Cash, end of year	$136,446	$171,896

Notes:

1.	The financial statements for the 2 years ended August 31, 2006 and August 31, 2005 are audited by a Chinese auditing firm as the entity is located in China, see Exhibit D. In addition, to comply with the US GAAP, the Chinese audited financial statements for the 2 years ended 8/31/2006, and 8/31/2005 were adjusted to meet the US GAAP standards and disclosed at Exhibit E. The audited financial statements of the periods would be filed as a 8-K amendment within 75 days of the acquisition agreement date, or an extension of the submission of the audited financial statements would be filed.

2.	The figures of the statements include that of another small company, Fuyuan Baoxing Trade and Economic Co., Ltd (“Baoxing”), which is owned by the same owner of Biaoyu, Mr. Tony Li Hong-Yu. The Paid-in capital of Baoxing is US$ 405, 250. The total assets, liabilities and net equity as of August 31, 2006 are US$ 616,427, US$ 137,699 and US$ 478,728 respectively.

3.	All products of Baoxing will be sold to KMC only. Thus, the total sales and cost of sales of KMC are adjusted to reflect the sales and cost of sales of Baoxing.

Pro forma financial information is presented which should provide investors with information about the continuing impact of this particular KMC acquisition transaction by showing how it might have affected historical financial statements if the transaction had been consummated at an earlier time.

Such statements should assist investors in analyzing the future prospects of the registrant because they illustrate the possible scope of the change in the registrant's historical financial position and results of operations caused by the transaction.

The following information related to the pro forma presentation is disclosed:

1) The transaction - L&L purchased majority (60%) KMC equity on 10/30/2006.

2) Two entities involved are: L&L and KMC.

3) Two periods for which the pro forma information is presented - for 6 months ended on 10/31/2006, and 12 months ended at 4/30/2006 with additional facts as follows.

· Pro forma adjustments related to the pro forma condensed income statement are computed assuming the transaction was consummated at the beginning of the fiscal year presented and include adjustments which give effect to events that are (i) directly attributable to the transaction, (ii) expected to have a continuing impact on the registrant, and (iii) factually supportable.

· L&L fiscal period ended on 4/30 while KMC fiscal ended on 8/31, there is a difference of over 93 days of two entities. The L&L Pro Forma presentation has brought up KMC income statement within 93 days of the registrant's most recent fiscal year end. This updating was accomplished by adding subsequent interim period results to the most recent fiscal year-end information and deducting the comparable preceding year interim period results when feasible.

Pro Forma Financial Information is tabled as follows:

L&L International Holdings, Inc.
Pro Forma Condensed Statement of Income
6 Months Ended Oct 31, 2006
	L&L	KMC	Pro Forma	Pro Forma
	Historical	Historical	Adjustment	L&L
REVENUES	$4,639,403	$3,849,972	$0	$8,489,375

COST OF GOODS SOLD	3,154,356	3,628,216	0	6,782,572

GROSS PROFIT	1,485,047	221,756	0	1,706,803

OPERATING COSTS AND EXPENSES:	853,064	0	0	853,064

INCOME BEFORE TAX & MI	631,983	221,756	0	853,739
LESS: TAX	(100)	0	0	(100)
LESS: MI	(304,303)	0	(88,702)	(393,005)

NET INCOME	$327,580	$221,756	($88,702)	$460,634

Note 1: The Pro Forma Statement of Income combined 6 months of KMC income as if KMC was acquired in the beginning of the year May 1, 2006.

Note 2: A pro forma (minority interest) adjustment reduced L&L pro forma net income by $88,702, to reflect L&L owns 60% of KMC equity.

L&L International Holdings, Inc.
Pro Forma Condensed Statement of Income
12 Months Ended April 30, 2006
	L&L	KMC	Pro Forma	Pro Forma
	Historical	Historical	Adjustment	L&L
REVENUES	$13,096,143	$7,948,669	$0	$21,044,812

COST OF GOODS SOLD	9,344,208	7,090,428	0	16,434,636

GROSS PROFIT	3,751,935	858,241	0	4,610,176

OPERATING COSTS AND EXPENSES:	2,253,190	335,005	0	2,588,195

INCOME BEFORE TAX & MI	1,498,745	523,236	0	2,021,981

LESS: TAX	(200)	(141)	0	(341)
LESS: MI	(951,585)	0	(209,294)	(1,160,879)

NET INCOME	$546,960	$523,095	($209,294)	$860,761

Note 1: The Pro Forma Statement of Income combined 12 months of KMC income as if KMC was acquired in the beginning of the year May 1, 2005.

Note 2: A pro forma (minority interest) adjustment reduced L&L pro forma net income by $209,294 to reflect L&L owns 60% of KMC equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L INTERNATIONAL HOLDINGS, INC.

Date: February 20, 2009

By: /S/ Dickson V. Lee, CPA Dickson V. Lee, CEO

Exhibit A – Historical Board Resolution

L & L FINANCIAL HOLDINGS, INC.*

Minutes of Board of Directors Meeting

1.	CHAIRMAN OF THE MEETING:

Mr. Dickson Lee was elected as the Chairperson of the Meeting.

2.	NOTICE AND QUORUM:

It was noted that due notice of the Meeting had been given to all the Directors and a quorum was presented.

3.	BACKGROUND:

To achieve its further growing objective, and to enter into the energy industry in China, the Company management has been working on KMC (Kunming Mine Company through acquisition of Kunming Biaoyu Industrial Boiler Co., Ltd). The Company plans to use L&L common share acquire 60% of KMC equity shares.

4.	IT WAS RESOLVED THAT, Effective immediately,

The Board authorizes CEO of the Company using his discretion, to enter a necessary acquiring contract with KMC for the benefits of the shareholders of the Company.

5.	TERMINATION:

There being no further business, the Chairperson declared the Meeting ended and it was noted that a quorum has been presented throughout the meeting

/S/ Dickson Lee Chairperson of the Meeting October 18, 2006

* L&L name is changed to L&L International Holdings, Inc.

Exhibit B – Historical Acquisition and Investment Agreement

Date: October 30, 2006

L & L FINANCIAL HOLDINGS, INC.*

AND

KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD.

ACQUISITION AND INVESTMENT AGREEMENT

This acquisition and the investment agreement (hereafter refers to as agreement) is signed on October 30, 2006 by:

(1)	Party A: L&L FINANCIAL HOLDINGS, INC. ("L&L")*, a Nevada corporation, with headquarters located at Suite# 1611, 720 3rd Ave, Seattle, WA 98104, USA.

(2)	Party B: Kunming Biaoyu Industrial Boiler Co. Ltd. ("KMC"), a limited liability company in China. It is located at 2nd Floor, Donghua Street Office, 19 Bailong Road, Kunming city, Yunnan Province, China.

In view of the facts that:

	(1)	Party A is a financial company with operations in both US and Asia. It has been a US Securities and Exchange Commission Public Reporting Company. Party A submitted its application to the regulators for public trading of its common stock, and plans to raise capital in the US to continue developing profitable business in China.

	(2)	Party B is a limited liability company incorporated in Kunming, China. It has engaged in energy related, coal excavation and sales in Yunnan for 10 years. It has good understanding of the Yunnan energy markets, operational management, sales, and coal transportations. It has established long-term relationships with customers, thus provides a basis for expanding coal operations and sales. Monthly sales from July, 2006 to September, 2006 were 12,000 tons of coke per month, representing 30% of the total coke production in Yunnan Province. With additional capital, its monthly sales can reach 24,000 tons to achieve annual sales of 200 million RMB (approx. US$ 25 million) with a net profit margins of 15% or higher.

Combining the strengths of both Party A and B, the multiplying effect can bring exceptional financial rewards. Thus, the terms of cooperation are formulated as follows:

1.	Stock Exchange -- Making Party B become the jointly operating entity.

By stock exchange of Party A and Party B, KMC is to become a jointly operating entity, thus to obtain the possible advantages within the scope of the national policies.

Detailed Executions:

	(1)	Net assets valuation of Party B:

With the mutual consent of Party A and party B, the net asset of Party B is RMB 21,042,304 as of August 31, 2006, approximately US$ 2,630,288 (using August 2006 average exchange rate: US$1= approx. RMB 8).

	(2)	Stock Exchange:

Party A obtain 60% of Party B’s net asset (approx. RMB 12,625,000) using Party A’s common stocks. The stock price is based on the current selling price of Party A (US$ 3.25 / share, approx. RMB 26, using exchange rate of US$ 1= approx. RMB 8). This, Party A obtains 60% equity of Party B using 485,600 common shares of L&L at approx RMB 12,625,000.

	(3)	Implementation of the stock Exchange:

Party A and Party B agreed within 15 days of signing this agreement, Party A is going to issue and register 485,600 shares of L&L common stock under the name of Party B, and hold by Party B. Party B will also confirm L&L ownership of 60% of Party B equity ownership, via a public notarization of shareholder resolution. Upon completion of the above steps, both Parties complete the stock exchanges, and own each other’s shares.

(4)	Establishing a Joint Venture:

When the stock exchange is completed, KMC becomes a jointly owned entity by Party B and L&L. To ensure the jointly owned entity can grow rapidly as an established business, the company will use its original Chinese name: English name: KMC (SINO-AMERICA) LTD.

2. Establishing the Sino-America joint venture, injecting capital to expand operating volume.

After execution of this agreement, Party A will introduce American accounting principles and systems, management skills, advanced technology to the jointly owned company. Meanwhile, Party A will raise capitals in US to help expanding business operations. When sufficient funds are raised, Party A and Party B are to register the entity in Kunming, as a China-American Joint Venture “KMC (SINO-AMERICA) LTD." The company registered address is: Kunming City High-Tech Industrial Development Zone.

- Implementations:

1) To be led by Party B with Party A’s full supports - to submit an application to the Yunnan Province Business Administration Bureau for a new " KMC (SINO-AMERICA) LTD.", at Kunming High-Tech Industrial Development Zone as a new Chinese-Foreign joint venture, to obtain the maximum benefits under the joint venture benefit policies stipulated by the national authorities.

2) The new joint venture Board of Directors is composed by seven members, four appointed by Party A, and three appointed by Party B. The legal person and Chairman of the Board of this new joint venture company will be appointed by Party A, and General Manager will be appointed by Party B. General Manager will be responsible for the daily operations, and reports to the Board of Directors.

3) The new joint venture's registered capital, based on Party B’s net asset agreed as of August 31, 2006, is US$2,630,288. Among this net capital amount, 40% owned by Party B, and 60% owned by Party A. It is also agreed that intangible asset of Party A and Party B will not be counted in this capital registration.

4) After the new joint venture is established, Party A, as the main stockholder, will inject working capitals to expand the operations of the new company. The amount of the working capital will not be less than the equity ownership percentage, which Party A holds in the joint venture (i.e. not less than US $ 1,578,000). The working capital injection made by Party A will not affect the ownership percentage held by both parties.

5) Time for the working capital contributed to the new company by Party A, will not be less than 3 years. To ensure the working capital is properly used in the joint venture, Financial Director of the joint venture company will be appointed by Party A. Six (6) month before the end of this working capital period, both Parties will discuss either to extend the time, or change the nature of this working capital.

6) Since the daily operations is to be responsible by the General Manager, appointed by Party B, Party B promises to reach the sales to a minimum of 24,000 tons of coke/month, and with a minimum rate of return on net equity of 15% within 6 months after Party A made the working capital injection. Party B also promises to achieve an annual growth of 25% every year.

7) Both Party A and Party B agree to keep a certain proportion of net profit as the fund for joint venture’s further development. The details will be decided by the Board of Directors, based on the operating needs.

3. Declarations

(1)	When signing this agreement, Party A declares that:

	(a)	Party A holds the rights, authorities and abilities to conclude and execute this agreement. This agreement become a legal and effective binding document and will be honored by Party A.

	(b)	Party B has the priority to purchase the shareholding from Party A if Party A wants to sell its shareholding of Party B.

	(c)	There are no adverse factors that will influence the company’s operation, assets and financial status. The company is not engaged in any pending litigation.

	(d)	Party A will notify all the important changes to Party B in writing promptly.

(2)	When signing this agreement, Party B declares that:

	(a)	Party B holds the rights, authorities and abilities to conclude and execute this agreement. This agreement become a legal and effective binding document and will be honored by Party B.

	(b)	Party B cannot sell, transfer, and exchange shares within one year when the shares registered under the name of Party B. Party B will notify Party A of any important changes in writing immediately.

Party A has the priority to purchase the shareholding from Party B if Party B wants to sell its shareholding of Party A.

The number of shares that Party B wants to sell cannot exceed 5% of the totally share it holds.

	(c)	For signing of this Agreement, all documents in relation to the incorporation, changes, share structure, assets, liabilities, business licenses as provided by Party B to Party A are legitimate, complete and true.

	(d)	There are no adverse factors that will influence the company’s operation, assets and financial status. The company is not engaged in any pending litigation.

	(e)	Within the effective date of this agreement, Party B is not to discuss or sign any document that will change the shareholdings, including sell, transfer, exchange of shares, etc.

	(f)	Party A is to assign Chinese and/or American chartered accountants to audit Party B.

	(g)	Party B agrees to provide true and fair financial statements to Party A monthly, quarterly and annually. Party A is to assign a representative to monitor the financial management operations of Party B.

	(h)	Achieve the accomplishment according to the requirement in this agreement (Performance results are to be approved by Party B’s accountant).

4. Confidentiality

Each party will obtain confidential information (files or other types of information) from each other when executing this agreement. The information will be sensitive and confidential to the involved parties’ businesses. During the process of shares acquisition, Party A and B has the obligation to ensure no business information is leaked out, and should not reveal any agreement terms to a third party.

5. Valuation and Compensation

The transaction is consummated base on the net equity of KMC as of August 31, 2006, prepared under the US general accepted accounting principles, and agreed upon by both parties, KMC and the Registrant in the amount of $2,630,288.

(1) Each party should abide by all the items in this agreement and should be held responsible for the accuracy and fairness of terms in this agreement. If any party breaches this agreement and causes damages (including monetary losses and expenses) to the other party, should compensate the other for the damage.

(2) Limited liabilities: Both parties will not be liable for damage(s) if caused by accidental events, directly and indirectly, resulting in damage, operating losses, lost of profits, and possible future loss. In addition, both parties will not be responsible for anything not covered in this agreement.

6. Transfer the ownership

Both parties cannot transfer the rights and obligations related to this agreement to any third party without the approval from each party.

7. Exemption

The waiver of any term or condition contained in this agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

8. Headings

The headings used in this agreement are for convenience only. It will not influence each party’s rights and obligation described in this agreement.

9. Notification

All related notifications, requirements, requisitions, information, and any transaction related to this agreement should be sent to the following address and should indicate whether it is being hand delivered or in registered mail. Date and time of receipt should be specified clearly.

The Shenzhen office of L&L Financial Holdings, Inc.*

Address: Suite# 2503, United Plaza, Fu Tian District, Shenzhen,

Or fax to: (86) 755-82910389

10. Laws and Jurisdictions

(1)	This agreement and its attachments will be governed by the law of People’s Republic of China. This agreement is based on the Chinese version and is a legal binding and should be honored by all parties.

(2)	In the event of any dispute related to this agreement, each party should mitigate the dispute through mediation. If the dispute cannot be resolved, then any party can present the dispute through legal proceedings.

11. Application

If any section of this agreement is proven to be unable to execute, it should be revised and modified. If this situation occurs, other section of this agreement are still valid and effective.

12. The Entirety of the Agreement

This agreement will be the final version. It replaces any oral and written agreement made previously, such as plans, agreement, negotiations, written documents, memorandum and letters related to this agreement.

13. Other Regulations

(1)	When the new enterprise is established, Party A and B agree to terminate this agreement.

(2)	Each party should hold a copy of this agreement. This agreement is a legal document and is enforceable by law.

(3)	Any amendment of this agreement must be in writing and signed by each party.

(4)	This agreement will become effective after being signed by each party or its legal representative or authorized representative.

This agreement is signed by each party on the date indicated at the beginning of this agreement:

Party A: L&L Financial Holdings, Inc. *

Signed or stamped by legal representative or authorized representative:

_/S/
_____
authorized representative

Party B: Kunming Biaoyu Industrial Boiler Co., Ltd. (KMC)

Signed or stamped by legal representative or authorized representative:

_/S/
______
authorized representative

* L&L name is changed to L&L International Holdings, Inc.

Exhibit C – KMC Management Team and Owners

The Current Management and Owners of KMC, as of February 20, 2009

1. Tony Li, Hong Yu,

Mr. Li is the Founder, President, controlling owner, and Chairman of KMC Board of Directors. Tony started KMC and his career in the energy business in 1996. This is after he left as a graduate teaching assistant in the Geology Department, Kunming University of Science & Technology. He earned his Bachelor Engineering in Geology from Kunming University of Science & Technology in 1984. Tony was retained by the University, after completion of his bachelor degree and served for the University for 11 years. Tony is a shareholder of L&L International Holdings, Inc. since 2006.

2. Francis Zhang, Xiang-Hong

Francis is a Director, minority shareholder, and VP of KMC since 2006. Mr. Zhang was president of Frontiersman Digital Printing Company and C&C Image Engineering Co. from 1996 to 2006. From 1990 to 1993 he was a graduate student at the California Institute of Technology, and University of California studying civil engineering as a scholar. Upon returning from the US, Francis served as a faculty members of Kunming University of Science & Technology. Between 1994 and 1995, both Francis and Tony Li, President of KMC, worked at the same University. Francis is a shareholder of L&L International Holdings, Inc. since 2006.

3. Mr. Hiu Tung Lai

Mr. Lai is a Hong Kong citizen with extensive coal trading and operational experience in Yunnan, China. He is a Board Member of KMC, has excellent relationship with coal suppliers and plays a strategic role on KMC coal alliance with various steel mills. Mr. Lai is a shareholder of L&L International Holdings, Inc. since 2006.

4. Ms. Jane Lu, CPA

Ms. Jan Lou is a CPA with 10 years of auditing and accounting experience with a large CPA firm and Sino-French joint venture in Yunnan, China. Jane is comptroller of L&L International Holdings, Inc’s mining operations, and serves as an internal auditor of KMC operations. Located in Kunming, Ms. Lou assists Seattle managers to plan, execute, and supervise KMC operations. Jane joined in KMC operations in 1/2009.

Exhibit D – Translation of two year Chinese Audit Report (Updated)*

Kunming Yunmu Certified Public Accountants Co., Ltd. AUDIT REPORT*

Yunmu Audit (2008) No. 231A

To the shareholders of Kunming Biaoyu Industrial Boiler Co. Ltd (the “KMC”):

We have audited the attached balance sheets of KMC as of August 31, 2006 and August 31, 2005, the related income statements and cash flows for the years ended as of August 31, 2006 and August 31, 2005, and a summary of significant accounting policies and other explanatory notes is also attached.

1. Management’s Responsibility for the Financial Statements

The management is responsible for the preparation and fair presentation of these financial statements in accordance with the Accounting Standards for Business Enterprises of China. This responsibility includes: (i) designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; (ii) selecting and applying appropriate accounting policies; and (iii) making accounting estimates that are reasonable in the circumstances.

2. Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the Standards on Auditing for Certified Public Accountants. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3. Opinion

In our opinion, the financial statements give a true and fair view of the financial position of KMC as of August 31, 2006 and August 31, 2005, and of the results of its operations and its cash flows for the year then ended are in accordance with the Accounting Standards for Business Enterprises of China.

Kunming Yunmu Certified Public Accountants Co., Ltd.

By: /s/ Ye Shi Chi, CPA By: /s/ Wang Fang, CPA September 27, 2008

*This is an English translation from the Chinese report. It is believed all substantial facts are correct in meaning and substance. To give the public reasonable understanding of the statements, some translation is made to reflect meaning of the sentences, instead of translating sentences directly word by word. The original copy of the Chinese audit report is available at the Registrant office for the public review, upon a request.

KMC.
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
Balance Sheet
As of 8/31/2006 and 8/31/2005

In RMB
	8/31/2006	8/31/2005		8/31/2006	8/31/2005

Asset			Liabilities
Cash	1,091,571.35	1,375,165.31	Payable	644,673.81	2,316,535.85
Receivable	1,930,250.78	292,283.60	Prepayment	2,168,257.40	837,517.80
Prepayment	10,565,967.42	5,258,998.61	Tax Payable	348,767.53	(94,749.81)
Inventory	10,494,248.36	7,253,915.24	Other Accruals	21,390.84	797,713.69

Current Assets	24,082,037.91	14,180,362.76	Current Liabilities	3,183,089.58	3,857,017.53
			Long Term Liability	0.00	0.00

			Total Liabilities	3,183,089.58	3,857,017.53
Fixed Asset (Net)	143,355.62	175,356.62	Shareholders’ Equity	13,242,000.00	3,742,000.00

			Retained Earnings	7,800,303.95	6,756,701.85

Total Fixed Asset	143,355.62	175,356.62	Total Equity	21,042,303.95	10,498,701.85

Total Asset	24,225,393.53	14,355,719.38	Total Liabilities and	24,225,393.53	14,355,719.38
			Equity

KMC
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
Income Statement
For the years ended on 8/31/2006 and 8/31/2005

In RMB
	8/31/2006	8/31/2005

Sales	70,654,834.65	49,458,384.00
Cost of Good Sold	62,874,111.01	44,422,056.00

Gross Margin	7,780,723.64	5,036,328.00
General & Admin	2,523,491.57	1,682,232.00
Finance Expenses	505,662.32	303,392.00
Other Expenses/(Income)	(1,895.00)	0.00
Tax Provisions	1,692.14	0.00

Net Profit	4,751,772.61	3,050,704.00

KMC
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
Statement of Cash Flows
For the years ended 8/31/2006 and 8/31/2005

In RMB
	8/31/2006	8/31/2005

Cash Flows from Operating Activities
Cash from sales	79,532,735.57	53,805,368.90
Cash from other operating activities	866,606.11	0.00
Cash paid for purchases	(82,427,481.23)	(53,155,852.30)
Cash pad for employees	(181,531.00)	(132,128.00)
Cash paid for taxes	(464,527.45)	(335,326.26)
Cash paid for other operating activities	(3,401,225.45)	(1,999,547.17)

Net cash (used in)/provided by operating activities	(6,075,423.45)	(1,817,484.83)

Cash Flows from Investing Activities
Purchase of fixed/intangible assets	0.00	(354,059.26)

Net cash (used in)/provided by investing activities	0.00	(354,059.26)

Cash Flow from Financing Activities
Capital injection	9,500,000.00	3,242,000.00
Profit Distribution	(3,708,170.51)	0.00

Net cash (used in)/provided by financing activities	5,791,829.49	3,242,000.00

Net Cash Changes for the year	(283,593.96)	1,070,455.91

Kunming Biaoyu Industrial Boiler Co. Ltd (KMC)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AUGUST 31, 2006 AND AUGUST 31, 2005

1. ORGANIZATION AND OPERATIONS

Kunming Biaoyu Industrial Boiler Co. Ltd (“KMC”) was established in Yunnan Province, the People’s Republic of China (the “PRC”) in March of 1996. The Company operations consist of two unite, Biaoyu and Baoxing, with its administrative office located on the second floor of Don Hew Street Administration Building, at 19 of Bi-Long Road of Kunming city, Yunnan Province, China. Its authorized business is to purchase of coals, production and sale of industrial boilers, consolidation of coal and coke, resale of coal and coke, and other coal related business. Pursuant to the approval document No. [Corp] 5600001000988 (2-2), the Company’s capital was RMB 3,000,000 which was increased to RMB 12,000,000 in January of 2006. The company has over ten years of operations in the coal and coke industry in Yunnan Province.

2. PRINCIPAL ACCOUNTING POLICIES

1. Accounting principal

The accompanying financial statements of the Company are prepared in accordance with PRC Generally Accepted Accounting Principles (PRC GAAP). As of August 31, 2006, there are no other investments except for its coal related operations, nor the Company records a long term liability. No provision of bad debt is considered necessary as of August 31, 2006. Adequate provisions were made on trade receivable, other receivable and trade deposit paid in according to the stated rules.

2. Fiscal Year

The Company uses a fiscal year as the accounting year, which covers the period from September 1 to August 31.

3. Accounting basis and evaluation principle

The Company recorded its expenses under an accrual basis.

To conduct our audit, we made necessary estimates and evaluation to determine balances. When an evaluation or estimate is needed it is based on historical costs.

4. Accounting units and foreign currency exchanges

Each entity within the Company maintains its books and records in RMB (Renminbi). All the audited financial statements are presented in Renminbi (“RMB”) unless otherwise stated.

The RMB exchange rate during the period audit is around 8 RMB to one US dollars as of August 31, 2006, while the RMB exchange rate during the period audit is around 8 RMB to one US dollars as of August 31, 2005. Exchange differences arising on the settlement of monetary items other RMB, than at rates different from those at which they were initially recorded during the periods are recognized in the statement of income in the period in which they arise.

5. Cash and cash equivalents standards.

1. Cash equivalents represent short-term, highly liquid investments which are readily convertible into known amounts of cash and which were within three month or less of maturity when acquired and are subject to an insignificant risk of change in value. Cash of the Company are kept in the banks with small amounts kept in the office.

2. No other monetary assets is noted in the Company in the current year ended August 31, 2006.

6. Provision on Accounts receivable and other receivables

The general criteria of determining bad debt are as follows:

1. If debtors bankrupted or deceased, the remaining assets can not meet the outstanding liabilities, or

2. Debts aged over 3 years cannot be collected, the amount is reserved and to be fully written off.

The Company has little outstanding Accounts Receivables which is over 120 days, thus no provision on Accounts receivable is needed.

7. Inventories

Inventories include raw coals, washed coal, refined coal, coal tars, and cokes. Material is valued at historical cost, based on the purchased price. Low-value coal dusts are discarded, they not including in the inventories.

8. Short-term investment

No short-term investment occurred during the year.

9. Long-term investments

No long term investments incurred.

10. Property, plant and equipment and depreciation

Property, plant and equipment are over 1 year life, at least two years, and are over RMB 2,000 value. It includes machinery, transportation equipment, office equipment, building and architectural structures. The value is stated at i) New Company Established, record at valuation cost; ii) New fixed assets purchased recorded at purchase price; iii) At period end, are valued at lower of book value or market value, when book value is higher than market value, the difference recorded as impairment loss.

Depreciation is calculated using the straight-line method to write off the cost, after taking into account the estimated residual value (5% of initial cost), of each asset over its expected useful life.

The expected useful lives are as follows:
Nature	Useful life	Residual value	(%) Rate (per year)
Buildings	25-50 years	5	2.5%
Machinery and equipment	12-25 years	5	7.5%
Office equipment	9-10 years	5	10%
Motor vehicles	11-12 years	5	8.5%

The company office equipment are expensed when purchased for the accounting purposes. It does not own any building nor machinery in the two years audited ended 8/31/2006, and 8/31/2005.

11. Construction-in-progress

None

12. Intangible Assets

None

13. Long term-deferred assets

Long term deferred assets excluding initial start-up expenses, are organization expenses deferred over one year (excluded less than one year) or other expenses. Deferred expenses are included in the operating expenses of the period incurred. The Company has no long term-deferred assets in the current year.

14. Revenue Recognition

A sale/revenue is recognized when, and only when an enterprise has a present the goods/services to the buyer, and the goods/services related risks (legal or constructive) and its control/title over such goods/services has transferred to buyer and the sales receipt has obtained substantial evidence and is supported by its related costs, the revenue can be recognized.

15. Income Tax

The income tax charge to the Company is based on profit for the year and considers as a tax payable. Tax payable is recorded as liabilities in the balance sheet.

3. TAXATION ITEMS

In China there are many taxable items and/or levies, for which the Company is subject to pay;

1. Sales tax- Based on <PRC Temporary Sales Rules>, the 17% rate to be deducted from the actual transaction amount.

2. Business Tax- applying to rental income based on <PRC Business Temporary Rule>, at 5% rate.

3. City Maintenance Tax- based on 7% of sales tax amount if the Company is subject to it.

4. Education Levy- based on 3% of sales tax and business operation.

5. Income Tax- based on 33% of net profit computed on a annual basis.

4. ACCOUNTING POLICY, ACCOUNTING ESTIMATE CHANGE AND ACCOUNTING IMPLICATIONS

Based on the Board of Directors resolutions, the company made no bad debt provision of against A/R, and other receivables as the Company has little receivable outstanding over 120 days. The Board indicates the Company may change its accounting period if it is acquired by another entity.

5. REGARDING TO THE OPENING BALANCE

As mentioned in the audit opinion, we did not review nor audit the opening balance of the Company.

6. DESCRIPTION OF THE CONSOLIDATED STATEMENTS

The Company operations are consisted of its two operating units Biaoyu and Baoxing. The sales mix and related costs mix of Biaoyu and for Baoxing are approx 60% and 40% respectively to the total KMC operations. The financial statements of the Company are consolidated from the operations of these two units as of August 31, 2006, and August 31, 2005.

7. EXPLANATIONS TO THE ITEMS IN FINANCIAL STATEMENTS

1. Cash and bank balance
	8/31/2006	8/31/2005

Cash	20,671.62	753,651.52
Banks balance	1,070,899.73	621,513.79

Total	1,091,571.35	1,375,165.31

2. Trade receivable
	8/31/2006	8/31/2005

In accounts	1,930,250.78	292,283.60
Less bad debts	0	0

Trade receivable, net	1,930,250.78	292,283.60

3. Prepayments
	8/31/2006	8/31/2005

In accounts	10,565,967.42	5,258,998.61
Less: Provision on bad debts	0	0

Other trade receivable, net	10,565,967.42	5,258,998.61

4. Inventories
Item	8/31/2006	8/31/2005

Raw coals	2,657,979.66	1,040,519.93
Coal tars	0	52,465.00
Coals	7,644,715.19	6,160,109.31
other	191,553.51	821.00

Total	10,494,248.36	7,253,915.24
Less: Provision on obsolete	0	0

Inventories, net	10,494,248.36	7,253,915.24

5. Fixed Assets (net of depreciation)
Item	8/31/2006	8/31/2005

Operation Equipment	477,299.92	471,300.92
Motor Vehicle	32,800.00	0

Total	510,099.92	471,300.92
Less: Depreciation	(366,744.30)	(295,944.30)

Fixed assets, net	143,355.62	175,356.62

6. Accounts Payable
Aging	8/31/2006	8/31/2005

Within credit period	644,673.81	2,316,535.85
Over 1 year	0	0
Over 5 years	0	0

Total	644,673.81	2,316,535.85

Note: Some of the account payable related to a company shareholder

7. Trade deposit Received
Aging Categories	8/31/2006	8/31/2005

Within credit period	2,168,257.40	837,517.80
Over 1 years	0	0
Over 5 years	0	0

Total	2,168,257.40	837,517.80

Note: Trade deposit received did not related to any company shareholders.

8. Tax payable or (tax receivable)
Item	8/31/2006	8/31/2005

Value add tax	328,031.75	(89,048.22)
Corporate tax	(12,641.55)	(12,566.55)
Construction tax	24,522.13	(3,135.04)
Other tax	8,855.20	10,000.00

Total	348,767.53	(94,749.81)

9. Other Accounts Payable
	8/31/2006	8/31/2005

Miscellaneous payables	21,390.84	1,913.39
Other payables	0	799,674.94
Welfare payables	0	(3,874.64)

Total	21,390.84	797,713.69

10. Share Capital
	8/31/2006	8/31/2005

Capital	12,000,000.00	3,000,000.00
Paid in Capital	1,242,000.00	742,000.00
Retained Earning	7,800,303.95	6,756,701.85

Total	21,042,303.95	10,498,701.85

8. SHAREHOLDERS AND DIRECTORS OF THE BOARD

     The Company has four shareholders. They are: Mr. Tong H.Y. Li, who is the controlling shareholder and is the Chairman of the Board of Directors, Mr. Francis S H Chang, vice president of the Company, Ms. Chen Oing-Ping, a shareholder and a Member of the Board of Directors, and Ms. Li Jiu-Hui, a shareholder and a Member of Board of Directors. Mr. Zhan Yung Chan, who is not a shareholder but is a member of Board of Directors of the Company.

9. COMMITMENT

     Despite numerous discussions of a possible of merging the Company with another entity, as of the reporting date, there is no commitment made by the Company.

10. POST BALANCE SHEET EVENTS

As of the reporting date, there is no post balance sheet event.

Exhibit E: 6 Adjustments ensure Foreign Financial Statements meet the US GAAP Standards

KMC
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
Balance Sheet
As of 8/31/2006
In RMB

	Per China standards	Adjustment	Per US GAAP
		for GAAP
	8/31/2006		8/31/2006

Asset
Current Assets
Cash	1,091,571.35	-	1,091,571.35
Accounts Receivable	1,930,250.78	-	1,930,250.78
Other Receivables and Prepayment	10,565,967.42	-	10,565,967.42
Inventory	10,494,248.36	-	10,494,248.36

Current Assets	24,082,037.91	-	24,082,037.91

Fixed Asset (Net)	143,355.62	-	143,355.62

Total Asset	24,225,393.53	-	24,225,393.53

Liabilities and Shareholder’s Equity
Current Liabilities
Accounts Payable	644,673.81	-	644,673.81
Prepayment	2,168,257.40	-	2,168,257.40
Tax Payable	348,767.53	-	348,767.53
Other Accruals	21,390.84	-	21,390.84

Total Current Liabilities	3,183,089.58		3,183,089.58
Long Term Liability	-	-	-

Total Liabilities	3,183,089.58	-	3,183,089.58

Shareholder’s Equity
Paid in Capital	13,242,000.00	-	13,242,000.00
Retained Earnings	7,800,303.95	-	7,800,303.95

Total Equity	21,042,303.95	-	21,042,303.95

Total Liabilities and Equity	24,225,393.53	-	24,225,393.53

KMC
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
Balance Sheet
As of 8/31/2005
In RMB

	Per China Standards	Adjustment	Per US GAAP
		for GAAP
	8/31/2005		8/31/2005

Assets
Current Assets
Cash	1,375,165.31	-	1,375,165.31
Accounts Receivable	292,283.60	-	292,283.60
Other receivables and prepayment	5,258,998.61	-	5,258,998.61
Inventory	7,253,915.24	-	7,253,915.24

Total Current Assets	14,180,362.76	-	14,180,362.76

Fixed Asset (Net)	175,356.62	-	175,356.62

Total Asset	14,355,719.38	-	14,355,719.38

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts Payable	2,316,535.85	-	2,316,535.85
Prepayment	837,517.80	-	837,517.80
Tax Payable	(94,749.81)	-	(94,749.81)
Other Accruals	797,713.69	-	797,713.69

Total Current Liabilities	3,857,017.53		3,857,017.53
Long Term Liability	-	-	-

Total Liabilities	3,857,017.53	-	3,857,017.53

Shareholder’s Equity
Paid in Capital	3,742,000.00	-	3,742,000.00
Retained Earnings	6,756,701.85	-	6,756,701.85

Total Equity	10,498,701.85	-	10,498,701.85

Total Liabilities and Equity	14,355,719.38	-	14,355,719.38

KMC
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
	Income Statement
	For the year ended 8/31/2006
	In RMB

	Per China Standards	Adjustment	Per US GAAP
		for GAAP
	8/31/2006		8/31/2006

Sales	70,654,834.65	-	70,654,834.65
Cost of Good Sold	62,874,111.01	-	62,874,111.01

Gross Margin	7,780,723.64	-	7,780,723.64
General & Admin	2,523,491.57	-	2,523,491.57
Finance Expenses	505,662.32	-	505,662.32
Other Expenses/(Income)	(1,895.00)	-	(1,895.00)
Tax Provisions	1,692.14	-	1,692.14

Net Profit	4,751,772.61	-	4,751,772.61

	KMC
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
	Income Statement
	For the year ended 8/31/2005
	In RMB

	Per China standards	Adjustment	Per US GAAP
		for GAAP
	8/31/2005		8/31/2005

Sales	49,458,384.00	-	49,458,384.00
Cost of Good Sold	44,422,056.00	-	44,422,056.00

Gross Margin	5,036,328.00	-	5,036,328.00
General & Admin	1,682,232.00	-	1,682,232.00
Finance Expenses	303,392.00	-	303,392.00
Other Expenses/(Income)	0.00	-	0.00
Tax Provisions	0.00	-	0.00

Net Profit	3,050,704.00	-	3,050,704.00

KMC
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
Statement of Cash Flow
For the year ended 8/31/2006
In RMB

	Per China Standards	Adjustment for	Per US GAAP
		GAAP
	8/31/2006		8/31/2006

Cash Flows from Operating Activities
Net income	-	4,751,772.61	4,751,772.61
Depreciation	-	32,001.00	32,001.00
Accounts receivable	-	(1,637,967.18)	(1,637,967.18)
Prepaid and other assets	-	(5,306,968.81)	(5,306,968.81)
Inventory	-	(3,240,333.12)	(3,240,333.12)
Accounts payable	-	(1,671,862.04)	(1,671,862.04)
Trade Deposits	-	1,330,739.60	1,330,739.60
Accrued liabilities and other liabilities	-	(776,322.85)	(776,322.85)
Tax payable	-	443,517.34	443,517.34
Cash from sales	79,532,735.57	(79,532,735.57)	-
Cash from other operating activities	866,606.11	(866,606.11)	-
Cash paid for purchases	(82,427,481.23)	82,427,481.23	-
Cash pad for employees	(181,531.00)	181,531.00	-
Cash paid for taxes	(464,527.45)	464,527.45	-
Cash paid for other operating activities	(3,401,225.45)	3,401,225.45	-

Net cash (used in)/provided by operating activities	(6,075,423.45)	-	(6,075,423.45)

Cash Flows from Investing Activities
Purchase of fixed/intangible assets	-	-	-

Net cash (used in)/provided by investing activities	-	-	-

Cash Flow from Financing Activities
Capital injection	9,500,000.00	-	9,500,000.00
Profit distribution	(3,708,170.51)	-	(3,708,170.51)

Net cash (used in)/provided by financing activities	5,791,829.49	-	5,791,829.49

Net Cash Changes for the year	(283,593.96)	-	(283,593.96)

CASH, BEGINNING OF YEAR	-	-	1,375,165.31

CASH, END OF YEAR	-	-	1,091,571.35

KMC
(KUNMING BIAOYU INDUSTRIAL BOILER CO., LTD)
Statement of Cash Flows
For the year ended 8/31/2005
In RMB

	Per China Standards	Adjustment for	Per US GAAP
		GAAP

	8/31/2005		8/31/2005

Cash Flows from Operating Activities
Net income	-	3,050,704.00	3,050,704.00
Depreciation	-	223,868.98	223,868.98
Accounts receivable	-	(292,283.60)	(292,283.60)
Prepaid and other assets	-	(3,219,752.47)	(3,219,752.47)
Inventory	-	(2,809,200.05)	(2,809,200.05)
Accounts payable	-	2,316,535.85	2,316,535.85
Trade Deposits	-	(1,790,321.42)	(1,790,321.42)
Accrued liabilities and other liabilities	-	797,713.69	797,713.69
Tax payable	-	(94,749.81)	(94,749.81)
Cash from sales	53,805,368.90	(53,805,368.90)	-
Cash paid for purchases	(53,155,852.30)	53,155,852.30	-
Cash pad for employees	(132,128.00)	132,128.00	-
Cash paid for taxes	(335,326.26)	335,326.26	-
Cash paid for other operating activities	(1,999,547.17)	1,999,547.17	-

Net cash (used in)/provided by operating activities	(1,817,484.83)	-	(1,817,484.83)

Cash Flows from Investing Activities
Purchase of fixed/intangible assets	(354,059.26)	-	(354,059.26)

Net cash (used in)/provided by investing activities	(354,059.26)	-	(354,059.26)

Cash Flow from Financing Activities
Capital injection	3,242,000.00	-	3,242,000.00

Net cash (used in)/provided by financing activities	3,242,000.00	-	3,242,000.00

Net Cash Changes for the year	1,070,455.91	-	1,070,455.91

CASH, BEGINNING OF YEAR	-	-	304,709.40

CASH, END OF YEAR	-	-	1,375,165.31

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